SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 9, 2009, our Board of Directors approved amendments to the ProAssurance Corporation Stock Ownership Plan. The amendments will not require shareholder approval because they do not constitute a material revison of the plan. The amendments:

1.
Restrict the withdrawal rights of directors and Section 16 officers by prohibiting the withdrawal of their Participant Shares for a period of at least 6 months after the Participant Shares are purchased with Cash Deposits or Grant Shares are purchased with matching contributions made with respect to a Share Deposit;

2.	Change the definition of "Accounts" to make clear that the accounts established for participants under the Stock Purchase Plan are bookkeeping accounts maintained by the Plan Administrator;

3.
Provide that cash withheld from participants under the Stock Purchase Plan will be retained by ProAssurance until transferred to the agent for the purchase of shares at the end of each quarterly period;

4.	Increase the minimum payroll deduction from $5 to $20 per payroll period;

5.	Change the definition of "Retirement" to conform to the definition in the 2008 Equity Incentive Plan;

6.
Eliminate the inaccurate reference to the unvested Grant Shares as treasury stock and to define the rights of participants with respect to dividends and voting of unvested Grant Shares; participants will be entitled to dividends but will continue to have no voting rights with respect to unvested Grant Shares;

7.	Provide the Plan Administrator with the right to waive the forfeiture of Grant Shares that would normally occur upon termination of employment or withdrawal of Participant Shares;

8.	Eliminate all references to the operation of the Stock Purchase Plan for periods prior to December 1, 2002, because all shares purchased and held prior to that time have been distributed; and

9.	Bring wording of the Stock Purchase Plan up-to-date so as to be consistent with the current operation of the Stock Purchase Plan.

The Amended and Restated ProAssurance Corporation Stock Ownership Plan is furnished as Exhibit 99.1 to this filing.

ITEM 7.01	REGULATION FD DISCLOSURE

On September 9, 2009 we issued a news release announcing the authorization of $100 million to repurchase our shares or retire outstanding debt. A copy of that news release, containing important risk factors, is furnished as Exhibit 99.2 to this filing.

Item 9.01                           FINANCIAL STATEMENTS AND EXHIBITS

99.1	The Amended and Restated ProAssurance Corporation Stock Ownership Plan Presentation.

99.2	News release, dated September 10, 2009, announcing the authorization of $100 million to repurchase our shares or retire outstanding debt.

We are furnishing Exhibit 99.2 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2009

PROASSURANCE CORPORATION
by:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President